UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) September 24, 2010

Carnival Corporation	Carnival plc
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Republic of Panama	England and Wales
(State or other jurisdiction of incorporation)	(State or other jurisdiction of incorporation)

1-9610	1-15136
(Commission File Number)	(Commission File Number)

59-1562976	98-0357772
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

3655 N.W. 87th Avenue Miami, Florida 33178-2428 United States of America	Carnival House, 5 Gainsford Street, London SE1 2NE, United Kingdom
(Address of principal executive offices) (Zip code)	(Address of principal executive offices) (Zip code)

(305) 599-2600	011 44 20 7940 5381
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

None	None
(Former name or former address, if changed since last report.)	(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events.

Item 8.01 – Other Events.

On September 24, 2010, Carnival Corporation (the “Company”) issued a notice of redemption (the “Notice”) to holders of its 2% Convertible Senior Debentures due 2021 (the “Notes”), announcing that all of the outstanding Notes will be redeemed by the Company on October 25, 2010 (the “Redemption Date”), for cash at a price equal to 100.00% of the principal amount thereof plus accrued and unpaid interest thereon to (but excluding) the Redemption Date.

As a result of the Redemption, the Notes are convertible into shares of the Company’s common stock. Holders may elect to convert all or part of their Notes up to the close of business on the Redemption Date. If a Holder of Notes elects to convert all or a part of their Notes prior to the close of business on the Redemption Date, the Company shall deliver to such Holder cash in lieu of common stock otherwise deliverable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carnival Corporation		Carnival plc

By:	/s/ Arnaldo Perez	By:	/s/ Arnaldo Perez
Name:	Arnaldo Perez	Name:	Arnaldo Perez
Title:	Senior Vice President, General Counsel & Secretary	Title:	Senior Vice President, General Counsel & Company Secretary
Date:	September 24, 2010	Date:	September 24, 2010